Exhibit 23.1

普华永道中天会计师事务所有限公司 11th Floor PricewaterhouseCoopers Center 2 Corporate Avenue 202 Hu Bin Road, Luwan District Shanghai 200021, PRC Telephone +86 (21) 2323 8888 Facsimile +86 (21) 2323 8800 pwccn.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 25, 2011 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Shanda Games Limited’s Form 20-F for the year ended December 31, 2010.

/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company
PricewaterhouseCoopers Zhong Tian CPAs Limited Company

Shanghai, the People’s Republic of China
May 25, 2011